SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 27, 2005

Ventures-National Incorporated
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, or Appointment of Principal Officers

On June 27, 2005, J. Frank Martin resigned as a member of the Board of Directors of Ventures-National Incorporated (the “Company”), effective immediately. Mr. Martin was not a member of any Board committees. The Company accepted his resignation noting that there were no disagreements between Mr. Martin and the Company.

On June 27, 2005, the Company appointed Curtis Okumura and Stephen Saul Kennedy as members of the Company’s Board of Directors.

Mr. Okumura was appointed President of the Company, effective as of December 16, 2004. Mr. Curtis, who is 41 years old, previously served as General Manager of the Company’s subsidiary, Titan PCB West from August 2001 through December 2004. From 2000 to 2001, Mr. Okumura served as General Manager of Circuit Link, Inc., a circuit board manufacturer. From 1985 to 2000, Mr. Okumura served in various capacities, including as an engineering manager for Data Circuit Systems, Inc. Mr. Okumura has an education in Business Administration from San Jose State University and Ohlone College.

Mr. Kennedy has been vice president of sales for our subsidiary, Titan PCB West, Inc. since 1992. Mr. Kennedy was an employee of our predecessor companies SVPC and Circuit Systems Inc. since 1988. Mr. Kennedy was a top Sales Manager and Sales Executive for SVPC and subsequently Circuit Systems Inc. Since 1988 Mr. Kennedy has worked as both as an inside and outside sales executive as well as overall sales management for the SVPC. Mr. Kennedy holds a B.S. in Economics from Santa Clara University and was a Commissioned Officer in the United States Army.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Resignation of J. Frank Martin

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

VENTURES-NATIONAL INCORPORATED

Date: June 28, 2005	By:	/s/ Daniel D. Guimond
Daniel D. Guimond
Chief Financial Officer